Exhibit 99.(14)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

MoneyMart Assets, Inc.:

We consent to the incorporation by reference, in this registration statement (Nos. 811-02619 and 333-112406) on Form N-14, of our report dated September 12, 2007, on the statement of assets and liabilities, including the portfolio of investments, of MoneyMart Assets, Inc. (hereafter referred to as the “Fund”) as of July 31, 2007, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the four-year period then ended.  These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial Statements” and “Portfolio Holdings” in this registration statement on Form N-14.

KPMG LLP

New York, New York

August 8, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Strategic Partners Mutual Funds, Inc. – Dryden Money Market Fund:

We consent to the incorporation by reference, in this registration statement (Nos. 811-02619 and 333-112406) on Form N-14, of our report dated December 28, 2007, on the statement of assets and liabilities, including the portfolio of investments, of the Strategic Partners Mutual Funds, Inc. – Dryden Money Market Fund (hereafter referred to as the “Fund”) as of October 31, 2007, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the four-year period then ended.  These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial Statements” and “Portfolio Holdings” in this registration statement on Form N-14.

KPMG LLP

New York, New York

August 8, 2008